SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
November 19, 2015

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement
Alliance Data Systems Corporation (the "Company") previously reported in a Current Report on Form 8-K that the Company had entered into a purchase agreement on November 13, 2015 (the "Purchase Agreement") under which it had agreed to sell €300 million aggregate principal amount of its 5.25% senior notes due 2023 (the "Notes") to certain initial purchasers named in the Purchase Agreement (collectively, the "Initial Purchasers"). The offering of the Notes closed on November 19, 2015. A description of the material terms of the Purchase Agreement is included in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2015.

Indenture
The Notes are governed by an indenture (the "Indenture") dated as of November 19, 2015 among the Company, certain of its subsidiaries as guarantors, U.S. Bank National Association, as trustee, Elavon Financial Services Limited, UK Branch, as paying agent, and Elavon Financial Services Limited, as registrar and transfer agent. Pursuant to the Indenture, interest on the Notes will accrue at a rate of 5.25% per annum on the principal amount from November 19, 2015, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2016. The Notes will mature on November 15, 2023, subject to earlier repurchase or redemption.

Guarantees
The Notes are guaranteed on a senior unsecured basis by each of the Company's existing and future domestic restricted subsidiaries that guarantees its domestic credit agreement.

Ranking
The Notes rank equally in right of payment with the Company's existing and future senior unsecured debt, including indebtednesses under the Company's credit agreement and existing senior notes, and senior in right of payment to any future debt that is expressly subordinated in right of payment to the Notes. The guarantees rank equally in right of payment with all of the guarantors' existing and future senior unsecured indebtedness, including their guarantees of indebtedness under the Company's credit agreement and its existing senior notes, and senior in right of payment to any future debt that is expressly subordinated in right of payment to the guarantees. The Notes and the guarantees are effectively subordinated to the Company's and guarantors' secured debt to the extent of the value of the assets securing such debt. The Notes and the guarantees are structurally subordinated to all existing and future liabilities (including trade payables) of the Company's subsidiaries that do not guarantee the Notes.

Optional Redemption
The Company may redeem some or all of the Notes at any time at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable redemption date and the applicable premium specified in the Indenture.  Prior to November 15, 2018, the applicable premium is a "make-whole" amount; on or after such date, the applicable premium is specified in a table in the Indenture.  In addition, at any time prior to November 15, 2018, the Company may, with an amount equal to the net cash proceeds of one or more qualified equity offerings, as defined in the Indenture, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a redemption price equal to 105.25% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the applicable redemption date, provided that such redemption occurs within 90 days following the closing of such qualified equity offering.

Change of Control; Mandatory Offer to Repurchase Following Certain Asset Sales
Upon the occurrence of certain kinds of changes of control, the Company must offer to purchase the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase.  Within 365 days after the sale of certain assets of the Company or its restricted subsidiaries, as defined in the Indenture, the Company may either repay certain debt or reinvest the excess proceeds of such asset sales as set forth in the Indenture. To the extent of any failure to make qualifying repayments or reinvestments, the Company must offer to use such excess proceeds to repurchase the Notes on the terms set forth in the Indenture.

Covenants
The Indenture contains covenants that limit, among other things, the Company's ability and the ability of some of its subsidiaries to (i) incur additional debt, (ii) declare or pay dividends, redeem stock or make other distributions to stockholders, (iii) make investments, (iv) create liens or use assets as security in other transactions, (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of the Company's assets, (vi) enter into transactions with affiliates, (vii) sell or transfer certain assets and (viii) enter into any consensual encumbrance or restriction on the ability of certain of the Company's subsidiaries to pay dividends or make loans or sell assets. The covenants are subject to a number of important qualifications, exceptions and limitations.

Events of Default
The Indenture includes customary events of default, including, among other things, payment default, covenant default, certain defaults under other indebtedness of the Company or certain of its subsidiaries, the failure to timely satisfy judgments over a certain sum against the Company or certain of its subsidiaries, and bankruptcy, insolvency or reorganization affecting the Company or certain of its subsidiaries.

No Registration Rights
The Company will not file a registration statement for the resale of the Notes. As a result, holders may only resell the Notes pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to the extent available, and other applicable securities laws.

Additional Amounts; Optional Tax Redemption
In the event that certain taxes are required to be deducted or withheld from payments on the Notes, the Company will pay such additional amounts as will result, after deduction or withholding of such taxes, in the receipt of the amounts that would have been received in respect of the Notes had no such withholding or deduction been required.  The Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount, together with accrued and unpaid interest, if any, to, but excluding, the redemption date, in certain circumstances in which the Company would become obligated to pay such additional amounts in respect of the Notes.

Listing
The Company intends to make an application for the Notes to be admitted for listing on the Official List of the Irish Stock Exchange and to be admitted for trading on the Global Exchange Market.  There can be no assurance that such listing will be granted or maintained.

The description of the Indenture herein is qualified in its entirety by reference to the full text of such Indenture, a copy of which is attached as Exhibit 4.1 hereto and incorporated by reference herein.

Use of Proceeds
After deducting the fees payable to the Initial Purchasers and the estimated offering expenses, the net proceeds to the Company from the offering of Notes are estimated to be approximately $329.5 million. The Company intends to use approximately $111.8 million (€100.0 million) of the net proceeds from the offering for general corporate purposes, which may include the funding of the purchase price for the acquisition of an additional 10% interest in Brand Loyalty Group B.V., with the remaining net proceeds to be used to repay a portion of the outstanding indebtedness under the Company's revolving credit facility. For purposes of calculating the net proceeds in U.S. dollars, the Company used the exchange rate of a U.S. dollar to Euro as of September 30, 2015.

Certain of the Initial Purchasers and certain of their affiliates have performed and/or may in the future perform financial advisory, investment banking and commercial banking services in the ordinary course of business to the Company, the guarantors and certain of their affiliates, for which they have received, and may in the future receive, customary fees and expense reimbursement. All of the Initial Purchasers in this offering and/or their affiliates serve as lenders and/or agents under the Company's 2013 Credit Agreement received their pro rata portion of the net proceeds from the offering that were used to repay a portion of outstanding indebtedness under the Company's revolving credit facility.  Further, certain of the Initial Purchasers and/or their affiliates may hold positions in the Company's existing senior notes.

The Notes and the guarantees (together, the "Securities") have not been, and will not be, registered under the Securities Act. The Company offered and sold the Securities to the Initial Purchasers in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration requirements in part based on representations made by the Initial Purchasers in the Purchase Agreement. The Initial Purchasers then sold the Securities to qualified institutional buyers pursuant to exemptions from registration requirements provided by Rule 144A and Regulation S under the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Indenture's limitations on the payment of dividends, redemption of stock or other distributions to the Company's stockholders is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

4.1
Indenture, dated November 19, 2015, among Alliance Data Systems Corporation, certain of its subsidiaries as guarantor, U.S. Bank National Association, as trustee, Elavon Financial Services Limited, UK Branch, as paying agent, and Elavon Financial Services Limited, as registrar and transfer agent (including the form of the Company's 5.25% Senior Note due November 15, 2023).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: November 20, 2015	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.1
Indenture, dated November 19, 2015, among Alliance Data Systems Corporation, certain of its subsidiaries as guarantor, U.S. Bank National Association, as trustee, Elavon Financial Services Limited, UK Branch, as paying agent, and Elavon Financial Services Limited, as registrar and transfer agent (including the form of the Company's 5.25% Senior Note due November 15, 2023).